                                                                    Exhibit 99.1


Item 9.01.   Financial Statements and Exhibits.

(b)      Pro Forma Financial Information


The unaudited pro forma condensed consolidated financial information set forth below for The Brink's Company (the "Company") gives effect to the disposition of BAX Global assuming the disposition had been completed on January 1, 2004 in the unaudited pro forma condensed consolidated statements of operations and on September 30, 2005 in the unaudited pro forma condensed consolidated balance sheet, as more fully described in the accompanying notes to the pro forma condensed consolidated financial information. The pro forma adjustments are based on available information and assumptions that management believes are reasonable at the date of this filing.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company's historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004 and Form 10-Q for the nine months ended September 30, 2005. The unaudited pro forma condensed consolidated financial information presented herein is for informational purposes only. It is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of future results of operations or financial position. These pro forma condensed consolidated statements of operations do not include the gain on disposition to be recorded in the first quarter of 2006 or the effects of the use of proceeds from the disposition.

                               THE BRINK'S COMPANY
                                and subsidiaries

                 Pro Forma Condensed Consolidated Balance Sheet

                               September 30, 2005
                                   (Unaudited)




                                                               Pro Forma Adjustments
                                                               -----------------------
                                                               Deconsolidate  Sell BAX      Pro Forma
(In millions)                                  Consolidated    BAX Global(1) Global (2)   Consolidated
------------------------------------------------------------------------------------------------------


               ASSETS

Current assets:
   Cash and cash equivalents                  $     185.1        (79.6)      1,095.6       1,201.1
   Accounts receivable, net                         784.0       (449.8)          -           334.2
   Prepaid expenses and other                        66.2        (25.3)          -            40.9
   Deferred income taxes                             93.7        (13.6)          -            80.1
------------------------------------------------------------------------------------------------------
     Total current assets                         1,129.0       (568.3)      1,095.6       1,656.3

Investment in BAX Global Inc. ("BAX Global")          -          446.5        (446.5)          -
Property and equipment, net                         976.8       (138.8)          -           838.0
Goodwill                                            269.3       (165.4)          -           103.9
Deferred income taxes                               272.1         (7.8)        (76.3)        188.0
Other assets                                        217.2        (50.6)          -           166.6
------------------------------------------------------------------------------------------------------
     Total assets                             $   2,864.4       (484.4)        572.8       2,952.8
======================================================================================================

  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings                      $      48.8        (12.1)          -            36.7
   Current maturities of long-term debt              37.7         (0.8)          -            36.9
   Accounts payable                                 368.0       (266.5)          -           101.5
   Accrued liabilities                              575.8       (110.8)        157.9         622.9
------------------------------------------------------------------------------------------------------
     Total current liabilities                    1,030.3       (390.2)        157.9         798.0

Long-term debt                                      184.0         (1.8)          -           182.2
Accrued pension costs                               149.5        (12.7)          -           136.8
Postretirement benefits other than pensions         323.0         (9.4)          -           313.6
Deferred revenue                                    148.1          -             -           148.1
Deferred income taxes                                25.6         (3.4)          -            22.2
Other liabilities                                   237.9        (69.9)          2.5         170.5
------------------------------------------------------------------------------------------------------
     Total liabilities                            2,098.4       (487.4)        160.4       1,771.4

Shareholders' equity                                766.0          3.0         412.4       1,181.4
------------------------------------------------------------------------------------------------------
     Total liabilities and shareholders'
         equity                               $   2,864.4       (484.4)        572.8       2,952.8
======================================================================================================

See accompanying notes to pro forma condensed consolidated balance sheet.

                               THE BRINK'S COMPANY
                                and subsidiaries

             Notes to Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)



(1) Reflects the deconsolidation of the assets and liabilities of BAX Global that have been transferred to the buyer, and presents the investment in BAX Global as if accounted for under the equity method of accounting.

(2)  Reflects the sale of BAX Global including:

              o net cash received of $1,095.6 million, equal to gross proceeds on the sale of $1,120.0 million, less preliminary sales price adjustments of $7.7 million for working capital, net debt and other closing adjustments, and less $16.7 million for estimated professional fees related to the sale.

              o a pretax gain of $646.6 million and related tax expense of $234.2 million, for an after-tax gain of $412.4 million. This pro forma gain and tax information was developed by comparing the actual proceeds received at January 31, 2006 to the balance sheet at September 30, 2005. Had the proceeds been computed using the working capital and net debt at September 30, 2005, the proceeds and pretax gain presented in the pro forma balance sheet would have been approximately $40 million lower.

              o income tax expense of $234.2 million, equal to (i) income tax currently payable of $157.9 million and (ii) $76.3 million of deferred tax expense related to the utilization of minimum tax credits.



     The proceeds included in the pro forma condensed consolidated balance sheet are equal to the amount of cash received at the closing date (January 31, 2006), which was based on an estimate of working capital and net debt at that date. Approximately 60 days after closing, the proceeds will be adjusted to reflect actual working capital and net debt at the closing date; the adjustments to proceeds along with other changes in the balance sheet from September 30, 2005 through closing will change the actual gain to be recorded in the first quarter of 2006.

                               THE BRINK'S COMPANY
                                and subsidiaries

            Pro Forma Condensed Consolidated Statements of Operations

                      Nine Months Ended September 30, 2005
                                   (Unaudited)



                                                                    Pro Forma Adjustment
                                                                    --------------------
                                                                        Remove BAX
                                                                     Global's revenues   Pro Forma
(In millions, except per share amounts)               Consolidated   and expenses (1)  Consolidated
---------------------------------------------------------------------------------------------------

Revenues                                               $ 3,928.8        (2,042.9)        1,885.9

Expenses:
Operating expenses                                       3,342.9        (1,830.3)        1,512.6
Selling, general and administrative expenses               459.5          (168.8)          290.7
---------------------------------------------------------------------------------------------------
   Total expenses                                        3,802.4        (1,999.1)        1,803.3
Other operating income, net                                 11.0            (2.3)            8.7
---------------------------------------------------------------------------------------------------
   Operating profit                                        137.4           (46.1)           91.3

Interest expense                                           (15.5)            1.5           (14.0)
Interest and other income, net                               6.1             1.0             7.1
Minority interest                                          (11.1)            0.8           (10.3)
---------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes   116.9           (42.8)           74.1
Income tax expense (2)                                      50.6           (12.6)           38.0
---------------------------------------------------------------------------------------------------
   Income from continuing operations                        66.3           (30.2)           36.1
===================================================================================================


Weighted average common shares outstanding
   Basic                                                    56.0                            56.0
   Diluted                                                  56.7                            56.7

Income from continuing operations per common share
   Basic                                               $    1.18                            0.64
   Diluted                                             $    1.17                            0.64
===================================================================================================


See accompanying notes to pro forma condensed consolidated statements of operations.

                               THE BRINK'S COMPANY
                                and subsidiaries

      Pro Forma Condensed Consolidated Statements of Operations (continued)

                          Year Ended December 31, 2004
                                   (Unaudited)




                                                                  Pro Forma Adjustment
                                                                  --------------------
                                                                        Remove BAX
                                                                     Global's revenues   Pro Forma
(In millions, except per share amounts)               Consolidated   and expenses (1)  Consolidated
---------------------------------------------------------------------------------------------------

Revenues                                               $ 4,718.1        (2,440.6)        2,277.5

Expenses:
Operating expenses                                       3,964.2        (2,173.5)        1,790.7
Selling, general and administrative expenses               573.1          (212.6)          360.5
---------------------------------------------------------------------------------------------------
   Total expenses                                        4,537.3        (2,386.1)        2,151.2
Other operating income, net                                  9.1             2.0            11.1
---------------------------------------------------------------------------------------------------
   Operating profit                                        189.9           (52.5)          137.4

Interest expense                                           (22.9)            2.1           (20.8)
Interest and other income, net                               7.4             0.5             7.9
Minority interest                                          (12.9)            0.5           (12.4)
---------------------------------------------------------------------------------------------------
   Income from continuing operations before income taxes   161.5           (49.4)          112.1
Income tax expense (2)                                      60.9           (20.3)           40.6
---------------------------------------------------------------------------------------------------
   Income from continuing operations                       100.6           (29.1)           71.5
===================================================================================================

Weighted average common shares outstanding
   Basic                                                    54.6                            54.6
   Diluted                                                  55.3                            55.3

Income from continuing operations per common share
   Basic                                               $    1.84                            1.31
   Diluted                                             $    1.82                            1.29
===================================================================================================



See accompanying notes to pro forma condensed consolidated statements of operations.

                               THE BRINK'S COMPANY
                                and subsidiaries

       Notes to Pro Forma Condensed Consolidated Statements of Operations
                                   (Unaudited)


(1) Reflects the elimination of revenues and expenses of BAX Global for the year ended December 31, 2004 and the nine months ended September 30, 2005.

(2) Income tax expense related to discontinued operations varied from the 35% U.S. statutory rate because of foreign income subject to local tax rates, valuation allowance adjustments recorded in the period and state income taxes.